Exhibit 99.1

LIBERTY MEDIA CORPORATION REPORTS

FIRST QUARTER 2025 FINANCIAL RESULTS

Englewood, Colorado, May 7, 2025 - Liberty Media Corporation (“Liberty Media” or “Liberty”) (NASDAQ: FWONA, FWONK, LLYVA, LLYVK) today reported first quarter 2025 results. Headlines include(1):

●	Attributed to Formula One Group
o	Renewed agreements for Mexico Grand Prix through 2028 and Miami Grand Prix through 2041
o	Secured new sponsorship deals including Barilla Pasta and PWC as Official Partners
o	Formula 1 and all ten teams signed 2026 Concorde Commercial Agreement
o	Grand Prix Plaza in Las Vegas opened to the public on May 2nd, providing immersive F1 attractions year-round
o	Liberty continues to work constructively with the European Commission on regulatory process for the MotoGP acquisition
●	Attributed to Liberty Live Group
o	Fair value of Live Nation investment was $9.1 billion as of March 31st

“2025 is off to a strong start. Formula 1 is benefiting from exciting racing on the track and financial momentum underpinned by new commercial partnerships that took effect this year,” said Derek Chang, Liberty Media President & CEO. “We believe Formula 1’s contracted and diversified revenue streams position it well against the current macro and consumer backdrop. The business fundamentals remain strong and we’re confident in our ability to deliver long-term value. At Live Nation, strong first quarter results and key forward indicators are pointing to another record year ahead with sustained demand for live music and continued growth in the global experience economy.”

Discussion of Results

Unless otherwise noted, the following discussion compares financial information for the three months ended March 31, 2025 to the same period in 2024.

FORMULA ONE GROUP – The following table provides the financial results attributed to Formula One Group for the first quarter of 2025. In the first quarter, Formula One Group incurred $14 million of corporate level selling, general and administrative expense (including stock-based compensation expense).

The businesses and assets attributed to Formula One Group consist primarily of Liberty Media’s subsidiaries, F1 and Quint.

	1Q24	1Q25

	amounts in millions
Formula One Group
Revenue
Formula 1	$553	$403
Corporate and other	44	53
Intergroup elimination	(10)	(9)
Total Formula One Group	$587	$447
Operating Income (Loss)
Formula 1	$136	$(28)
Corporate and other	(41)	(39)
Total Formula One Group	$95	$(67)
Adjusted OIBDA (Loss)
Formula 1	$208	$85
Corporate and other	(6)	(12)
Total Formula One Group	$202	$73

F1 Operating Results

“Formula 1 is six races into another incredible season and delighting fans in new and creative ways. Close racing throughout the field has created captivating on-track action, helping drive viewership growth on linear and digital platforms. Our promoter partners continue to innovate on their race weekend experiences, generating demand and sell-out crowds,” said Stefano Domenicali, Formula 1 President and CEO. “Importantly, we agreed to the commercial terms with all F1 teams for the 2026 Concorde Agreement which is financially attractive to all parties and provides stability for our future.”

The following table provides the operating results of Formula 1 (“F1”).

	1Q24	1Q25	% Change

	$ amounts in millions
Number of races in period	3	2

Primary Formula 1 revenue	$463	$319	(31)%
Other Formula 1 revenue	90	84	(7)%
Total Formula 1 revenue	$553	$403	(27)%
Operating expenses (excluding stock-based compensation):
Team payments, excluding Concorde incentive payments	(163)	(114)	30%
Other cost of Formula 1 revenue	(123)	(128)	(4)%
Cost of Formula 1 revenue, excluding Concorde incentive payments	$(286)	$(242)	15%
Selling, general and administrative expenses	(59)	(76)	(29)%
Adjusted OIBDA	$208	$85	(59)%
Concorde incentive payments	—	(50)	NM
Depreciation and Amortization(a)	(72)	(63)	13%
Operating income (loss)	$136	$(28)	NM

a)	Includes $61 million and $50 million of amortization related to purchase accounting for the periods ended March 31, 2024 and March 31, 2025, respectively, that is excluded from calculations for purposes of team payments.

Primary F1 revenue represents the majority of F1’s revenue and is derived from (i) race promotion revenue, (ii) media rights fees and (iii) sponsorship fees.

There were two races held in the first quarter of 2025 compared to three races held in the first quarter of 2024. The 2025 calendar is scheduled to have the same 24 events that were held in 2024, except in a different order throughout the season which will impact the year-over-year revenue and cost comparisons on a quarterly basis.

Primary F1 revenue decreased in the first quarter with declines across media rights, race promotion and sponsorship driven by the calendar variance compared to the prior year. Race promotion revenue decreased due to one less race in the quarter and the different mix of races held. Lower media rights and sponsorship revenue was driven by one fewer race held in the current period resulting in a lower proportion of season-based revenue recognized, and sponsorship revenue also decreased due to the impact of the mix of races on event specific revenue. The decline in media rights revenue recognized was partially offset by contractual increases in fees and continued growth in F1 TV subscription revenue. The decline in sponsorship revenue was largely offset by revenue recognized from new sponsors and growth in revenue from existing contracts. Other F1 revenue decreased in the first quarter primarily due to lower hospitality and experiences revenue driven by one less Paddock Club and the mix of events held, partially offset by higher freight income.

Operating income and Adjusted OIBDA(2) decreased in the first quarter. Team payments decreased due to the pro rata recognition of payments across the race season with one less race held in the current period, partially offset by the expectation of higher team payments for the full year. Other cost of F1 revenue is largely variable in nature and is mostly derived from servicing both Primary and Other F1 revenue opportunities. These costs increased due to higher freight costs driven by the mix of races and longer routes required as well as increased commissions and partner servicing costs associated with servicing Primary F1 revenue streams for the full year, partially offset by lower hospitality and experiences, travel and FIA regulatory costs due to one fewer event. Other cost of F1 revenue in the first quarter was also impacted by higher costs associated with the Grand Prix Plaza in Las Vegas due to more activity in its events business. Selling, general and administrative expense increased primarily due to higher marketing costs associated with the 75th season launch event at London’s The O2 and increased personnel costs.

Corporate and Other Operating Results

Corporate and Other revenue increased in the first quarter due to Quint results. There was $6 million of rental income related to the Las Vegas Grand Prix Plaza in the first quarter compared to $7 million in the prior year period. In the first quarter, Quint results were primarily driven by NBA Experiences and F1 Experiences across the two races held. Quint’s revenue is seasonal around its largest events, which are generally during the second and fourth quarters. Corporate and Other Adjusted OIBDA includes the rental income related to the Las Vegas Grand Prix Plaza, Quint results and other corporate overhead for the first quarter of 2025 and the prior year period.

LIBERTY LIVE GROUP – In the first quarter, $4 million of corporate level selling, general and administrative expense (including stock-based compensation expense) was allocated to Liberty Live Group.

The businesses and assets attributed to Liberty Live Group consist of Liberty Media’s interest in Live Nation and other minority investments.

Share Repurchases

There were no repurchases of Liberty Media’s common stock from February 1 through April 30, 2025. The total remaining repurchase authorization for Liberty Media as of May 1, 2025 is $1.1 billion and can be applied to repurchases of common shares of any of the Liberty Media tracking stocks.

FOOTNOTES

1)	Liberty Media will discuss these headlines and other matters on Liberty Media's earnings conference call that will begin at 10:00 a.m. (E.T.) on May 7, 2025. For information regarding how to access the call, please see “Important Notice” later in this document.

2)	For a definition of Adjusted OIBDA (as defined by Liberty Media) and the applicable reconciliation, see the accompanying schedule.

NOTES

The following financial information with respect to Liberty Media's equity affiliates, available for sale securities, cash and debt is intended to supplement Liberty Media's condensed consolidated balance sheet and statement of operations to be included in its Form 10-Q for the period ended March 31, 2025.

Fair Value of Corporate Public Holdings

(amounts in millions)	12/31/2024	3/31/2025
Formula One Group
Other Monetizable Public Holdings	N/A	N/A
Total Formula One Group	N/A	N/A

Liberty Live Group
Live Nation Investment(a)	9,019	9,094
Total Liberty Live Group	$9,019	$9,094

Total Liberty Media	$9,019	$9,094

a)	Represents the fair value of the equity investment in Live Nation. In accordance with GAAP, Liberty Media accounts for its investment in the equity of Live Nation using the equity method of accounting and includes it in its condensed consolidated balance sheet at $430 million and $451 million as of December 31, 2024 and March 31, 2025, respectively.

Cash and Debt

The following presentation is provided to separately identify cash and debt information.

(amounts in millions)	12/31/2024	3/31/2025
Cash and Cash Equivalents Attributable to:
Formula One Group(a)	$2,631	$2,833
Liberty Live Group	325	314
Total Consolidated Cash and Cash Equivalents (GAAP)	$2,956	$3,147

Debt:
2.25% convertible notes due 2027(b)	475	475
Formula 1 term loan and revolving credit facility	2,380	2,376
Other corporate level debt	53	51
Total Attributed Formula One Group Debt	$2,908	$2,902
Fair market value adjustment	84	80
Total Attributed Formula One Group Debt (GAAP)	$2,992	$2,982
Formula 1 leverage(c)	1.3x	1.2x

2.375% Live Nation exchangeable senior debentures due 2053(b)	1,150	1,150
Live Nation margin loan	—	—
Total Attributed Liberty Live Group Debt	$1,150	$1,150
Fair market value adjustment	406	432
Total Attributed Liberty Live Group Debt (GAAP)	$1,556	$1,582

Total Liberty Media Corporation Debt (GAAP)	$4,548	$4,564

a)	Includes $1,310 million and $1,547 million of cash held at F1 as of December 31, 2024 and March 31, 2025, respectively, and $78 million and $69 million of cash held at Quint as of December 31, 2024 and March 31, 2025, respectively.
b)	Face amount of the convertible notes and exchangeable debentures with no fair market value adjustment.
c)	Net leverage as defined in F1’s credit facilities for covenant calculations.

Liberty Media and F1 are in compliance with their debt covenants as of March 31, 2025.

Total cash and cash equivalents attributed to Formula One Group increased $202 million during the first quarter primarily due to cash from operations at F1, partially offset by $131 million of an extension payment related to the MotoGP acquisition and capital expenditures at F1. Total debt attributed to Formula One Group was relatively flat in the first quarter.

Total cash and cash equivalents attributed to Liberty Live Group decreased $11 million during the first quarter primarily due to interest payments and corporate overhead. Total debt attributed to Liberty Live Group was flat during the first quarter.

Important Notice: Liberty Media Corporation (Nasdaq: FWONA, FWONK, LLYVA, LLYVK) will discuss Liberty Media's earnings release on a conference call which will begin at 10:00 a.m. (E.T.) on May 7, 2025.  The call can be accessed by dialing (877) 704-2829 or (215) 268-9864, passcode 13748883 at least 10 minutes prior to the start time.  The call will also be broadcast live across the Internet and archived on our website. To access the webcast go to https://www.libertymedia.com/investors/news-events/ir-calendar.  Links to this press release will also be available on the Liberty Media website.

This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about business strategies, market potential, future financial performance and prospects, the Formula 1 race calendar, the planned acquisition of MotoGP, expectations regarding Formula 1 and Live Nation’s businesses and other matters that are not historical facts. These forward-looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including, without limitation, the satisfaction of all conditions to closing for the transaction with MotoGP, possible changes in market acceptance of new products or services, regulatory matters affecting our businesses, the unfavorable outcome of  future litigation, the failure to realize benefits of acquisitions, rapid industry change, failure of third parties to perform, continued access to capital on terms acceptable to Liberty Media and changes in law, including consumer protection laws, and their enforcement. These forward-looking statements speak only as of the date of this press release, and Liberty Media expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in Liberty Media's expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Please refer to the publicly filed documents of Liberty Media, including the most recent Forms 10-K and 10-Q, for additional information about Liberty Media and about the risks and uncertainties related to Liberty Media's business which may affect the statements made in this press release.

Contact: Shane Kleinstein (720) 875-5432

LIBERTY MEDIA CORPORATION

BALANCE SHEET INFORMATION

March 31, 2025 (unaudited)

	Attributed
	Formula	Liberty
	One	Live	Intergroup	Consolidated
	Group	Group	Eliminations	Liberty

	amounts in millions
Assets
Current assets:
Cash and cash equivalents	$2,833	314	—	3,147
Trade and other receivables, net	143	1	—	144
Other current assets	376	—	—	376
Total current assets	3,352	315	—	3,667
Investments in affiliates, accounted for using the equity method	31	479	—	510

Property and equipment, at cost	1,039	—	—	1,039
Accumulated depreciation	(214)	—	—	(214)
	825	—	—	825

Goodwill	4,134	—	—	4,134
Intangible assets subject to amortization, net	2,632	—	—	2,632
Deferred income tax assets	600	220	(32)	788
Other assets	512	217	—	729
Total assets	$12,086	1,231	(32)	13,285

Liabilities and Equity
Current liabilities:
Accounts payable and accrued liabilities	$330	—	—	330
Current portion of debt	30	—	—	30
Deferred revenue	1,009	—	—	1,009
Financial instrument liabilities	30	—	—	30
Other current liabilities	47	—	—	47
Total current liabilities	1,446	—	—	1,446
Long-term debt	2,952	1,582	—	4,534
Other liabilities	277	1	(32)	246
Total liabilities	4,675	1,583	(32)	6,226
Equity / Attributed net assets	7,411	(374)	—	7,037
Noncontrolling interests in equity of subsidiaries	—	22	—	22
Total liabilities and equity	$12,086	1,231	(32)	13,285

LIBERTY MEDIA CORPORATION

STATEMENT OF OPERATIONS INFORMATION
Three months ended March 31, 2025 (unaudited)

	Attributed
	Formula	Liberty
	One	Live	Consolidated
	Group	Group	Liberty

	amounts in millions
Revenue:
Formula 1 revenue	$400	—	400
Other revenue	47	—	47
Total revenue	447	—	447
Operating costs and expenses:
Cost of Formula 1 revenue (exclusive of depreciation shown separately below)	286	—	286
Other cost of sales	39	—	39
Other operating expenses	1	—	1
Selling, general and administrative (1)	100	4	104
Acquisition costs	11	—	11
Depreciation and amortization	77	—	77
	514	4	518
Operating income (loss)	(67)	(4)	(71)
Other income (expense):
Interest expense	(48)	(7)	(55)
Share of earnings (losses) of affiliates, net	(3)	4	1
Realized and unrealized gains (losses) on financial instruments, net	82	(17)	65
Other, net	34	2	36
	65	(18)	47
Earnings (loss) before income taxes	(2)	(22)	(24)
Income tax (expense) benefit	24	5	29
Net earnings (loss)	22	(17)	5
Less net earnings (loss) attributable to the noncontrolling interests	—	—	—
Net earnings (loss) attributable to Liberty stockholders	$22	(17)	5

(1) Includes stock-based compensation expense as follows:
Selling, general and administrative	$2	—	2

LIBERTY MEDIA CORPORATION

STATEMENT OF OPERATIONS INFORMATION
Three months ended March 31, 2024 (unaudited)

	Attributed
	Formula	Liberty	Liberty
	One	Live	SiriusXM	Consolidated
	Group	Group	Group	Liberty

	amounts in millions
Revenue:
Formula 1 revenue	$550	—	—	550
Other revenue	37	—	—	37
Total revenue	587	—	—	587
Operating costs and expenses:
Cost of Formula 1 revenue (exclusive of depreciation shown separately below)	279	—	—	279
Other cost of sales	26	—	—	26
Other operating expenses	1	—	—	1
Selling, general and administrative (1)	91	2	—	93
Acquisition costs	9	—	—	9
Depreciation and amortization	86	—	—	86
	492	2	—	494
Operating income (loss)	95	(2)	—	93
Other income (expense):
Interest expense	(55)	(7)	—	(62)
Share of earnings (losses) of affiliates, net	(3)	(21)	—	(24)
Realized and unrealized gains (losses) on financial instruments, net	48	(69)	—	(21)
Other, net	15	6	—	21
	5	(91)	—	(86)
Earnings (loss) from continuing operations before income taxes	100	(93)	—	7
Income tax (expense) benefit	(23)	20	—	(3)
Net earnings (loss) from continuing operations	77	(73)	—	4
Net earnings (loss) from discontinued operations	—	—	241	241
Net earnings (loss)	77	(73)	241	245
Less net earnings (loss) attributable to the noncontrolling interests	—	—	42	42
Net earnings (loss) attributable to Liberty stockholders	$77	(73)	199	203

(1) Includes stock-based compensation expense as follows:
Selling, general and administrative	$12	1	—	13

LIBERTY MEDIA CORPORATION

STATEMENT OF CASH FLOWS INFORMATION

Three months ended March 31, 2025 (unaudited)

	Attributed
	Formula	Liberty
	One	Live	Consolidated
	Group	Group	Liberty

	amounts in millions
Cash flows from operating activities:
Net earnings (loss)	$22	(17)	5
Adjustments to reconcile net earnings (loss) to net cash provided by operating activities:
Depreciation and amortization	77	—	77
Stock-based compensation	2	—	2
Share of (earnings) loss of affiliates, net	3	(4)	(1)
Realized and unrealized (gains) losses on financial instruments, net	(82)	17	(65)
Deferred income tax expense (benefit)	(25)	(4)	(29)
Other, net	(1)	1	—
Changes in operating assets and liabilities
Current and other assets	(143)	—	(143)
Payables and other liabilities	538	(3)	535
Net cash provided (used) by operating activities	391	(10)	381
Cash flows from investing activities:
Investments in equity method affiliates and debt and equity securities	(5)	(1)	(6)
Cash (paid) received for acquisitions, net of cash acquired	(131)	—	(131)
Capital expended for property and equipment, including internal-use software and website development	(33)	—	(33)
Other investing activities, net	(11)	—	(11)
Net cash provided (used) by investing activities	(180)	(1)	(181)
Cash flows from financing activities:
Repayments of debt	(6)	—	(6)
Other financing activities, net	(7)	—	(7)
Net cash provided (used) by financing activities	(13)	—	(13)
Effect of foreign exchange rate changes on cash, cash equivalents and restricted cash	4	—	4
Net increase (decrease) in cash, cash equivalents and restricted cash	202	(11)	191
Cash, cash equivalents and restricted cash at beginning of period	2,638	325	2,963
Cash, cash equivalents and restricted cash at end of period	$2,840	314	3,154

Cash and cash equivalents	$2,833	314	3,147
Restricted cash included in other current assets	7	—	7
Total cash, cash equivalents and restricted cash at end of period	$2,840	314	3,154

LIBERTY MEDIA CORPORATION

STATEMENT OF CASH FLOWS INFORMATION

Three months ended March 31, 2024 (unaudited)

	Attributed
	Formula	Liberty	Liberty
	One	Live	SiriusXM	Consolidated
	Group	Group	Group	Liberty

	amounts in millions
Cash flows from operating activities:
Net earnings (loss)	$77	(73)	241	245
Adjustments to reconcile net earnings (loss) to net cash provided by operating activities:
Net (earnings) loss from discontinued operations	—	—	(241)	(241)
Depreciation and amortization	86	—	—	86
Stock-based compensation	12	1	—	13
Share of (earnings) loss of affiliates, net	3	21	—	24
Realized and unrealized (gains) losses on financial instruments, net	(48)	69	—	21
Deferred income tax expense (benefit)	9	(18)	—	(9)
Intergroup tax allocation	(27)	(2)	—	(29)
Other, net	2	—	—	2
Changes in operating assets and liabilities
Current and other assets	(90)	(3)	—	(93)
Payables and other liabilities	116	(4)	—	112
Net cash provided (used) by operating activities	140	(9)	—	131
Cash flows from investing activities:
Investments in equity method affiliates and debt and equity securities	(1)	—	—	(1)
Cash (paid) received for acquisitions, net of cash acquired	(205)	—	—	(205)
Capital expended for property and equipment, including internal-use software and website development	(27)	—	—	(27)
Other investing activities, net	(63)	—	—	(63)
Net cash provided (used) by investing activities	(296)	—	—	(296)
Cash flows from financing activities:
Repayments of debt	(10)	—	—	(10)
Other financing activities, net	(1)	2	—	1
Net cash provided (used) by financing activities	(11)	2	—	(9)
Net cash provided (used) by discontinued operations:
Cash provided (used) by operating activities	—	—	264	264
Cash provided (used) by investing activities	—	—	(354)	(354)
Cash provided (used) by financing activities	—	—	(73)	(73)
Net cash provided (used) by discontinued operations	—	—	(163)	(163)
Net increase (decrease) in cash, cash equivalents and restricted cash	(167)	(7)	(163)	(337)
Cash, cash equivalents and restricted cash at beginning of period	1,408	305	315	2,028
Cash, cash equivalents and restricted cash at end of period	$1,241	298	152	1,691

Cash and cash equivalents	$1,233	298	135	1,666
Restricted cash included in other current assets	8	—	—	8
Restricted cash included in current assets of discontinued operations	—	—	8	8
Restricted cash included in noncurrent assets of discontinued operations	—	—	9	9
Total cash, cash equivalents and restricted cash at end of period	$1,241	298	152	1,691

NON-GAAP FINANCIAL MEASURES AND SUPPLEMENTAL DISCLOSURES

SCHEDULE 1

To provide investors with additional information regarding our financial results, this press release includes a presentation of Adjusted OIBDA, which is a non-GAAP financial measure, for Formula One Group and Liberty Live Group, together with reconciliations to operating income, as determined under GAAP.  Liberty Media defines Adjusted OIBDA as operating income (loss) plus depreciation and amortization, stock-based compensation, separately reported litigation settlements, Concorde incentive payments and restructuring, acquisition and impairment charges.

Liberty Media believes Adjusted OIBDA is an important indicator of the operational strength and performance of its businesses by identifying those items that are not directly a reflection of each business’ performance or indicative of ongoing business trends.  In addition, this measure allows management to view operating results and perform analytical comparisons and benchmarking between businesses and identify strategies to improve performance.  Because Adjusted OIBDA is used as a measure of operating performance, Liberty Media views operating income as the most directly comparable GAAP measure.  Adjusted OIBDA is not meant to replace or supersede operating income or any other GAAP measure, but rather to supplement such GAAP measures in order to present investors with the same information that Liberty Media's management considers in assessing the results of operations and performance of its assets.

The following table provides a reconciliation of Adjusted OIBDA for Liberty Media to operating income (loss) calculated in accordance with GAAP for the three months ended March 31, 2024 and March 31, 2025, respectively.

QUARTERLY SUMMARY

(amounts in millions)	1Q24	1Q25
Formula One Group
Operating income (loss)	$95	$(67)
Depreciation and amortization	86	77
Stock compensation expense	12	2
Acquisition costs(a)	9	11
Concorde incentive payments	—	50
Adjusted OIBDA	$202	$73

Liberty Live Group
Operating income (loss)	$(2)	$(4)
Stock compensation expense	1	—
Adjusted OIBDA	$(1)	$(4)

(a)	Formula One Group incurred $11 million and $9 million of costs related to corporate acquisitions during the three months ended March 31, 2025 and March 31, 2024, respectively.